UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, #455, Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Thierry J.P. Darcis, M.D. as Executive Vice President and General Manager, Europe

On November 17, 2017, Thierry J.P. Darcis, M.D., the Executive Vice President and General Manager, Europe, of Zogenix, Inc. (the “Company”), announced his intent to resign, effective as of November 22, 2017.

In connection with his resignation, the Company and Dr. Darcis entered into a Settlement Agreement (the “Darcis Settlement Agreement”), pursuant to which Dr. Darcis provided a general release of claims against the Company in exchange for the right to receive the following severance benefits: (1) a lump sum cash payment in the amount of £354,820.50; and (2) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following his last day of employment had Dr. Darcis remained continuously employed by us during such period (provided that: (i) the performance options and the time-based options granted in October 2015; and (ii) the restricted stock unit awards granted in March 2017, will not accelerate pursuant to this provision). In addition, in the event of a “change in control” (as defined in his employment agreement) on or before January 16, 2018, the Company will pay Dr. Darcis an additional lump sum cash payment equal to his “bonus” (as defined in his employment agreement). In the event of a change in control of the Company on or before February 17, 2018, the vesting and/or exercisability of Dr. Darcis’ outstanding unvested stock awards will be automatically accelerated in full on the date of such change in control.

The foregoing description of the Darcis Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: November 22, 2017	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary